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                                                                     EXHIBIT 3.5


                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           CORINTHIAN COLLEGES, INC.,
                             a Delaware corporation

      Corinthian Colleges, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

      1. The name of the Corporation is Corinthian Colleges, Inc. The Corporation was originally incorporated under the same name, and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 24, 1996.

      2. The first Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 23, 1996.

      3. The second Restated Certificate of Incorporation of the Corporation was filed with the Secretary of the State of Delaware on September 24, 1996.

      4. The third Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 21, 1997.

      5. The fourth Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on February 3, 1999.

      6. This fifth Restated Certificate of Incorporation amends, restates and supersedes the Certificate of Incorporation as originally filed and thereafter amended and restated, was duly adopted in accordance with the provisions of
Section 242 and 245 of the General Corporation Law of the State of Delaware, and was approved by the stockholders of the Corporation at a duly noticed meeting of the stockholders.

      7. The text of the fourth Restated Certificate of Incorporation of the Corporation, filed with the Secretary of State of the State of Delaware on February 3, 1999, as it may have heretofore been amended or supplemented, is hereby amended, restated and superseded to read in its entirety as follows:

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                    RESTATED CERTIFICATE OF INCORPORATION OF
                            CORINTHIAN COLLEGES, INC.

                                Article I: Name
                                           ----

         The name of this corporation (the "Corporation") is Corinthian Colleges, Inc.

                         Article II: Registered Office
                                     -----------------

      The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, and the name of its registered agent at that address is Corporation Trust Company.

                              Article III: Purpose
                                           -------

      The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                           Article IV: Capital Stock
                                       -------------

            A. The Corporation is authorized to issue two classes of stock designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of capital stock which the Corporation has authority to issue is 80,500,000 shares, consisting of 80,000,000 shares of Common Stock, par value $0.0001 per share, and 500,000 shares of Preferred Stock, par value $1.00 per share.

            B. Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby authorized to determine and alter all rights, preferences, privileges and qualifications, limitations and restrictions thereof (including, without limitation, voting rights and the limitation and exclusion thereof) granted to or imposed upon any wholly unissued series of Preferred Stock and the number of shares constituting any such series and the designation thereof, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series then outstanding. In the event that the number of shares of any series is so decreased, the shares constituting such reduction shall resume the status that such shares had prior to the adoption of the resolution originally fixing the number of shares of such series.

                              Article V: Management
                                         ----------

            A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation. All vacancies and newly created directorships resulting from any increase in the authorized number of directors, as well as any other vacancies, shall be filled exclusively by a majority of the directors in office immediately prior to such increase. All of the powers of the Corporation, insofar

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      as the same may be lawfully vested by this Certificate of Incorporation in the Board of Directors, are hereby conferred upon the Board of Directors of the Corporation.

            B. The number of directors constituting the entire Board shall be not less than three nor more than nine as fixed from the time to time, in accordance with the Bylaws, provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office, and provided further, that the number of directors constituting the entire Board shall be seven until otherwise fixed in accordance with the Bylaws.

            C. The Board of Directors shall be divided into three classes, as nearly equal in numbers as the then number of directors constituting the entire Board permits with the term of office of one class expiring each year. The three classes of directors shall be designated Class I, Class II, and Class III. The Board of Directors shall (i) assign one of the three current directors to each of Class I, Class II, and Class III, respectively (ii) determine, within the constraints of this Article V the number of directors of each class, and (iii) pursuant to this Article V fill any vacancies. The initial term of office of the directors of Class I shall expire at the annual meeting of stockholders to be held during fiscal year 2000, the initial term of office of the directors of Class II shall expire at the annual meeting to be held during fiscal year 2001 and the initial term of office of the directors of Class III shall expire at the annual meeting to be held during fiscal year 2002. At each annual meeting, commencing with the annual meeting to be held during fiscal year 2000, each of the successors to the directors of the class whose term shall have expired at such annual meeting shall be elected for a term running until the third annual meeting next succeeding his or her election and until his or her successor shall have been duly elected and qualified.

            D. Notwithstanding any other provision contained in this Certificate of Incorporation or the Bylaws of the Corporation, any director or the entire Board of Directors of the Corporation may be removed, but only for cause and only by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose.

        Article VI: Limitation of Director Liability and Indemnification
                    ----------------------------------------------------

      To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. The liability of a director of the Corporation to the Corporation or its stockholders for monetary damages shall be eliminated to the fullest extent permissible under applicable law in the event it is determined that Delaware law does not apply. The Corporation shall, to the fullest extent permitted by law, as now or hereafter in effect, indemnify its directors and officers against any liabilities, losses or related expenses which they may incur by reason of serving or having served as directors or officers of the Corporation, or serving or having served at the request of the Corporation as directors, officers, trustees, partners, employees or agents of any entity in which the Corporation has an interest. Such right to indemnification shall continue as to a person who

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has ceased to be a director or officer of the Corporation and shall inure to the benefit of such person's heirs, executors and personal and legal representatives. The right to indemnification conferred by this Article VI shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition. Notwithstanding the foregoing, the Corporation shall not be obligated to indemnify any director or officer (or any of such person's heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person (except for a proceeding to enforce rights to indemnification) unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors.

      The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VI to directors and officers of the Corporation.

      The rights to indemnification and to the advance of expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the Bylaws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

      Any repeal or modification of this Article VI shall not result in any liability of a director, or any change or reduction in the indemnification to which a director, officer, employee or agent would otherwise be entitled, with respect to any action or omission occurring prior to such repeal or modification.

                     Article VII: Call of Special Meetings
                                  ------------------------

      Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors, or by a majority of the members of the Board. Special meetings of the stockholders may not be called by the stockholders.

             Article VIII: No Stockholder Action by Written Consent
                           ----------------------------------------

      No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the powers of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

                  Article IX: Amendment of Corporate Documents
                              --------------------------------

            A. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph B of this Article IX and all rights conferred upon the stockholders herein are granted subject to this reservation.

            B. The affirmative vote of a majority of the outstanding stock entitled to vote, and a majority of the outstanding stock of any particular class or series of the capital stock of the Corporation, shall be required to alter, amend, rescind or repeal any


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      provision of this Certificate of Incorporation; provided, however, that notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any requirement of applicable law and any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation, the approval by a majority of the directors of the Corporation then in office and the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the voting stock entitled to vote, voting together as a single class, shall be required to alter, amend, rescind or repeal any provision of Articles V, VI or IX.

            C. The Board of Directors of the Corporation shall have the power to adopt, amend, alter, change and repeal any Bylaws of the Corporation by vote of a majority of the members of the Board of Directors of the Corporation then in office.

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      IN WITNESS WHEREOF, Corinthian Colleges, Inc. has caused this Restated
Certificate of Incorporation to be signed by David G. Moore, its Chairman, President and Chief Executive Officer this 27th day of November, 2001.



                                            CORINTHIAN COLLEGES, INC.


                                                /s/ David G. Moore
                                            By: -------------------------------
                                                  David G. Moore
                                                  Chairman, President and Chief
                                                  Executive Officer

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